Exhibit (1)(iv)

                            CERTIFICATE OF AMENDMENT
                                       TO
                                TRUST INSTRUMENT
                                       OF
                                 UBS INDEX TRUST

    I, Amy R. Doberman, Vice President and Secretary of UBS Index Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at meetings held on September 10, 2003, and that the amendment to the Trust's Trust Instrument becomes effective on September 10, 2003:

         RESOLVED, that, pursuant to Section 2 of Article IV of the Trust's Trust Instrument, an unlimited number of shares of beneficial interest of each Series of the Trust be established as Class B shares and Class C-2 shares; and be it further

         RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be designated as Sub-Class B-1 shares; and be it further

         RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be designated as Sub-Class B-2 shares; and be it further

         RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be designated as Sub-Class B-3 shares; and be it further

         RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be designated as Sub-Class B-4 shares; and be it further

         RESOLVED, that all Class B shares of a Series (including all Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class
    B-4 shares), together with the Class A shares, Class C shares, Class C-2 shares and Class Y shares of that Series, represent interests in the assets of only that Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust Instrument and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares; and be it further
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         RESOLVED, that Schedule A of the Trust Instrument be, and it hereby is, amended and restated to reflect the establishment of each Series' Class B shares and Class C-2 shares and the designation of Class B shares as Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 and Sub-Class B-4 shares and the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 and Sub-Class B-4 shares into Class A shares

    Dated: September 10, 2003               By: /s/ Amy R. Doberman
                                                -------------------
                                                    Amy R. Doberman
                                                    Vice President and Secretary

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                        SCHEDULE A TO TRUST INSTRUMENT OF
                                 UBS INDEX TRUST

             (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 10, 2003)

Series of the Trust
-------------------

UBS S&P 500 Index Fund

Classes of Shares of the Series
-------------------------------

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares, Class C-2 shares and Class Y shares of each of the above Series. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares, Class C-2 shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of each Series:

    1. Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

    2. Each Sub-Class B-2 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or
       (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance

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

       of the Sub-Class B-2 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

    3. Each Sub-Class B-3 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

    4. Each Sub-Class B-4 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or
       (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible UBS fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

    5. Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained

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

       in the sub-account on the Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

    6. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

    7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

For purposes of the foregoing, the term "eligible UBS fund" includes any and all mutual funds for which UBS Global Asset Management (US) Inc. or an affiliate of UBS Global Asset Management (US) Inc. serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.

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